Exhibit 10.1
October 19, 2007
IsoTis, Inc.
IsoTis OrthoBiologics, Inc.
2 Goodyear
Irvine, CA 92618
Attn: Robert J. Morocco, Chief Financial Officer

RE:	Credit and Security Agreement dated as of May 29, 2007 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among ISOTIS, INC., a Delaware corporation, and ISOTIS ORTHOBIOLOGICS, INC., a Washington corporation, and any additional Borrower from time to time parties thereto (collectively, “Borrowers”), the various financial institutions from time to time parties thereto as Lenders and MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent, Sole Lead Arranger and Sole Bookrunner
Ladies and Gentlemen
     This letter agreement (“Letter Agreement”) is being executed by the parties hereto in connection with the Credit Agreement referenced above. Unless specifically defined herein, capitalized defined terms used in this Letter Agreement will have the respective meanings given thereto in the Credit Agreement.
     Borrowers have requested that Administrative Agent and Lenders agree to certain amendments and modifications to Borrowers’ obligations under the Credit Agreement to make the Required Term Loan Paydown on the date otherwise provided for under the Credit Agreement. Administrative Agent and Lenders have agreed to grant Borrower’s requests, but only on the terms and conditions set forth in this Letter Agreement.
     Therefore, for good and sufficient consideration, the receipt of which by each party hereto is hereby acknowledged, and intending to be legally bound, and notwithstanding anything to the contrary provided for in the Credit Agreement or any of the other Financing Documents, specifically including Section 2.1(a)(ii)(B) and Section 4.14 of the Credit Agreement, the parties hereto agree as follows:
     (1) the deadline by which Principal Borrower must complete a Required Securities Financing and received the proceeds of thereof in order to avoid triggering the Borrowers’ obligations under Section 2.1(a)(ii)(B) of the Credit Agreement to make and pay a Required Term Loan Paydown shall be extended from October 31, 2007 to November 30, 2007.
     The parties hereto further agree that this Letter Agreement, and the consents and waivers provided for above, shall become effective immediately upon (i) execution and delivery of this Letter Agreement by all parties hereto and (ii) payment by Borrowers to Administrative Agent of any and all costs and expenses (including legal fees) of Administrative Agent and each Lender in connection with the negotiation, preparation and execution of this Letter Agreement. Borrowers hereby also agree that Administrative Agent is hereby authorized (but not obligated) to make Revolving Loans under the Credit Agreement and disburse the proceeds thereof to Administrative Agent and each Lender as necessary to make the payments provided for in clause (ii) of the foregoing sentence.
     As further consideration for the amendments and modifications granted in this Letter Agreement, Borrowers hereby agree to pay to Administrative Agent (for the benefit of all Lenders in accordance with their respective Pro Rata Shares) an extension fee of $50,000, which such extension fee shall be fully-earned and non-refundable upon the effectiveness of this Letter Agreement and shall be due and payable on November 1, 2007; provided that, notwithstanding anything to the contrary provided in the foregoing, if Borrowers shall pay the Obligations in full in cash and terminate the Financing Documents and the Revolving Loan Commitments thereunder on or before October 31, 2007 (all in accordance with the terms and provisions of the Financing Documents), such extension fee shall immediately and automatically be waived by Administrative Agent and the Lenders and Borrowers shall have no further liability or obligation with respect thereto. Borrowers hereby also agree that Administrative Agent is hereby authorized (but not obligated) to make Revolving Loans under the Credit

Agreement and disburse the proceeds thereof to Administrative Agent and each Lender as necessary to pay this extension fee if and as it becomes due and payable in accordance with the provisions of the foregoing sentence.
     Borrowers hereby specifically agree and acknowledge that the agreements of Administrative Agent and Lenders hereunder on the terms provided for herein shall not be deemed to create a “course of conduct” or “course of dealing” by Administrative Agent and/or any Lenders, or otherwise create any obligations that would be binding on any of them in the future to give its consent to any amendments, consents or waivers with respect to the terms and provisions of the Credit Agreement and the other Financing Documents, specifically including without limitation any further extensions of the deadline for the Required Term Loan Paydown. Furthermore, Borrowers hereby also agree and acknowledge that all of the terms, conditions and provisions of each of the Credit Agreement and the other Financing Documents are ratified and confirmed and continue unchanged in full force and effect except to the extent expressly modified by the terms of this Letter Agreement. This Letter Agreement shall be deemed incorporated into and made a part of the Credit Agreement. Each Borrower hereby confirms and restates its existing grants to Administrative Agent, for the benefit of Lenders and Administrative Agent, of all Liens in the Collateral belonging to such Borrower as provided for in the Credit Agreement, the other Security Documents and the other Financing Documents. Each Borrower hereby confirms that all Liens at any time granted by it to Administrative Agent continue and shall continue in full force and effect, have been given and are for the benefit of Lenders and Administrative Agent, and do and shall continue to secure the Obligations, all for so long as any such Obligations remain outstanding, and that all Collateral subject thereto remain free and clear of any Liens other than Permitted Liens. Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of Administrative Agent’s existing Liens upon the Collateral.
     Each Borrower, by signing below, acknowledges and agrees that it has no actual or potential claim or cause of action against Administrative Agent or any Lender relating to the Credit Agreement or any other Financing Documents and/or the Obligations of such Borrower arising thereunder or related thereto, in any such case arising on or before the date hereof. As further consideration for the consents and waivers set forth herein, each Borrower hereby waives and releases and forever discharges Administrative Agent and each Lender, and the respective officers, directors, attorneys, agents, professionals and employees of Administrative Agent and each Lender (all collectively the “Releasees”) from any liability, damage, claim, loss or expense of any kind that such Borrower had, may now have or may hereafter have against any one or more of the Releasee(s) arising out of or relating to this Letter Agreement, the Credit Agreement or any other Financing Document and/or the transactions described herein or therein or contemplated hereby or thereby and/or the Obligations of such Borrower arising herefrom or therefrom or relating hereto or thereto and/or any actual or alleged actions, conduct, inaction or omission on the part of any Releasee(s), to the extent arising or occurring on or before the date hereof. Each such Borrower hereby further agrees and covenants not to sue any of the Releasees for any matter released or discharged hereby, and not to bring any such cause of action against any Releasee at any time in the future with respect thereto.
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[SIGNATURES ON FOLLOWING PAGE]

     Please indicate your acceptance of and agreement to the terms of this Letter Agreement by executing this signature page as indicated below. The parties hereto shall be deemed to have executed this Letter Agreement as of the date first written above.

Very truly yours, MERRILL LYNCH CAPITAL, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and Lender
By	/s/ Maurice Amsellem
Name:	Maurice Amsellem
Title:	Vice President

SILICON VALLEY BANK, as Lender
By	/s/ Robert Anderson
Name:	Robert Anderson
Title:	Senior Relationship Manager

Accepted and Agreed to:
BORROWERS

ISOTIS, INC.
By	/s/ Robert Morocco
Name:	Robert Morocco
Title:	CFO

ISOTIS ORTHOBIOLOGICS, INC.
By	/s/ Robert Morocco
Name:	Robert Morocco
Title:	CFO

[Signature Page to Letter Agreement Re Second Extension of Required Term Loan Paydown]